Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

dated as of April 9, 2021

among

OWL ROCK CLO II, LTD.,
as Issuer

OWL ROCK CLO II, LLC,
as Co-Issuer

and

STATE STREET BANK AND TRUST COMPANY,
as Trustee

to

the Indenture, dated as of December 12, 2019,
among the Issuer, the Co-Issuer and the Trustee

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THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 9, 2021 (this "Supplemental Indenture"), among OWL ROCK CLO II, LTD, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), OWL ROCK CLO II, LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer") and STATE STREET BANK AND TRUST COMPANY ("State Street") as trustee (together with its successors in such capacity under the Indenture, the "Trustee"), is entered into pursuant to the terms of the indenture, dated as of December 12, 2019, among the Issuer, the Co-Issuer, and the Trustee (as may be further amended, restated or supplemented from time to time, the "Indenture"). In connection with this Supplemental Indenture, (i) the Issuer and the Collateral Manager intend to amend and restate the collateral management agreement, dated December 12, 2019, as of the Refinancing Date (such agreement as so amended and restated, the "Collateral Management Agreement"), and (ii) the Issuer, the Fiscal Agent and the Share Registrar intend to amend and restate the fiscal agency agreement, dated December 12, 2019, as of the Refinancing Date (such agreement as so amended and restated, the "Fiscal Agency Agreement"). Capitalized terms used but not defined in this Supplemental Indenture have the meanings assigned thereto in the Indenture.

PRELIMINARY STATEMENT

WHEREAS, pursuant to Section 8.3(g) of the Indenture, in connection with a Refinancing of all Classes of Secured Notes, the Issuers and the Trustee may enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture if (i) such supplemental indenture is effective on or after the date of such Refinancing, (ii) the Collateral Manager and a Majority of the Preferred Shares have consented to the execution of such supplemental indenture and (iii) such supplemental indenture does not, by its terms, modify the rights or terms applicable to any portion of the Preferred Shares in a manner intended to result in such rights or terms being materially different from any other portion of the Preferred Share; and

WHEREAS, the Issuers desire to enter into this Supplemental Indenture to (i) make changes necessary to issue Refinancing Notes in connection with a Refinancing of the Class A-1L Notes, Class A-1F Notes, Class A-2 Notes, Class B-L Notes and Class B-F Notes (collectively, the "Redeemed Notes"), in each case, on the same date as this Supplemental Indenture and (ii) amend certain provisions of the Indenture;

WHEREAS, the Collateral Manager has certified that the Refinancing and the terms of this Supplemental Indenture will meet the requirements specified in Section 9.2 and Section 9.4 of the Indenture, including the delivery of notice to the Rating Agency;

WHEREAS, each purchaser of an Refinancing Note will be deemed to have consented to the execution of this Supplemental Indenture;

WHEREAS, a Majority of the Preferred Shares have consented to and each purchaser of a Refinancing Note will be deemed to have consented to the terms of the Collateral Management Agreement and the Fiscal Agency Agreement;

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WHEREAS, in accordance with Section 8.3(e) of the Indenture, a copy of this Supplemental Indenture has been delivered with the notice of Optional Redemption given to the Collateral Manager, the Collateral Administrator, the Holders, the Rating Agency and the Issuers in connection with the Refinancing pursuant to Section 9.4 of the Indenture.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Issuers and the Trustee hereby agree as follows.

Section 1.
Issuance and Authentication of Refinancing Notes.
(a)
The Issuers will issue refinancing notes (the "Class A-LR Notes", the "Class A-FR Notes" and the "Class B-R Notes", collectively, the "Refinancing Notes"), the proceeds of which shall be used together with other available funds to redeem the Redeemed Notes and for the other purposes specified herein and which shall have the designations, original principal amounts, and other characteristics as follows:

Class Designation	A-LR Notes	A-FR Notes	B-R Notes	Preferred Shares
Corresponding Class(es) Refinanced(1)	A-1L	A-1F	B-L, B-F	N/A
Applicable Issuer	Issuers	Issuers	Issuers	Issuer
Initial Principal Amount(2)	U.S.$204,000,000	U.S.$20,000,000	U.S.$36,000,000	U.S.$138,100,000
Stated Maturity	The Payment Date in April 2033	The Payment Date in April 2033	The Payment Date in April 2033	N/A
Interest Rate:
Fixed Rate Notes	No	Yes	No	N/A
Floating Rate Notes	Yes	No	Yes	N/A
Index(3) (4)	Reference Rate	N/A	Reference Rate	N/A
Spread	1.55%	N/A	1.90%	N/A
Fixed Rate of Interest(4)	N/A	2.48%	N/A	N/A
Initial Rating(s):
S&P	"AAA(sf)"	"AAA(sf)"	"AA(sf)"	N/A
Priority Class(es)	None	None	A-LR, A-FR	A-LR, A-FR, B-R
Pari Passu Class(es)	A-FR	A-LR	None	None
Junior Class(es)	B-R, Preferred Shares	B-R, Preferred Shares	Preferred Shares	None
Interest deferrable	No	No	No	N/A
Form	Book-Entry	Book-Entry	Book-Entry	Physical

1. There is no Class of Refinancing Notes corresponding to the Class A-2 Notes issued on the Closing Date.

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2. Aggregate issue price in the case of the Preferred Shares.

3. The Reference Rate may be changed to an Alternative Reference Rate as described in the definition thereof.

4. The Reference Rate shall be calculated in accordance with the definition thereof and shall initially be benchmarked from three-month LIBOR (subject to a floor of zero), except that LIBOR for the first Interest Accrual Period shall be an interpolation between 3-month LIBOR and 6-month LIBOR.

The issuance date of the Refinancing Notes and the redemption date of the Redeemed Notes shall be April 9, 2021 (the "Refinancing Date"). The Refinancing Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Refinancing Notes shall only be transferred or resold in compliance with the terms of the Indenture, as amended by this Supplemental Indenture.

(b)
The Issuer hereby directs the Trustee to deposit (i) in the Expense Reserve Account an amount equal to $720,000 from the proceeds of the Refinancing Notes, to be applied after the Refinancing Date in accordance with Section 10.3(d) of the Indenture and (ii) in the Collection Account and transfer to the Payment Account the proceeds of the Refinancing Notes and any other available funds available for distribution on the Refinancing Date in an amount necessary to pay the Redemption Prices of the Redeemed Notes and any related expenses and other amounts referred to in Section 9.2(d) of the Indenture (as identified by, or on behalf of, the Issuer), in each case, in accordance with Article IX of the Indenture. For purposes of the foregoing, the Issuer hereby directs the Trustee to (x) apply Interest Proceeds and Principal Proceeds pursuant to the Priority of Payments on the Refinancing Date prior to application of the proceeds of the Refinancing Notes in accordance with the foregoing and (y) deposit any Refinancing Proceeds remaining after application as specified above to the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion). For the avoidance of doubt, no Distribution Report shall be required to be prepared for the Refinancing Date.
(c)
The Refinancing Notes shall be issued as Rule 144A Global Notes and Regulation S Global Notes except that Refinancing Notes shall be issued in the form of Certificated Notes to persons that are QIB/QPs who elect to receive Certificated Notes on the Refinancing Date. The Refinancing Notes shall be issued substantially in the forms attached to the Indenture and shall be executed by the Issuers or the Issuer (as applicable) and, in the case of the Refinancing Notes, delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:
(i)
Rating Letter. An Officer's Certificate of the Issuer to the effect that the Issuer has received a letter signed by the Rating Agency confirming that such Rating Agency's rating of the Refinancing Notes is as set forth in Section 1(a) of this Supplemental Indenture.
(ii)
Governmental Approvals. From each of the Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval, or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval, or consent of any governmental body is required for the valid issuance or

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incurrence of such Refinancing Notes; or (B) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval, or consent of any governmental body is required for the valid issuance or incurrence of such Refinancing Notes except as has been given.
(iii)
Legal Opinions. Opinions of (A) Milbank LLP, special U.S. counsel to the Issuers; (B) Walkers, Cayman Islands counsel to the Issuer (or other counsel acceptable to the Trustee); (C) Nixon Peabody LLP, counsel to the Trustee and (D) Cleary Gottlieb Steen & Hamilton LLP, as counsel to the Collateral Manager, in each case dated as of the Refinancing Date.
(iv)
Officers' Certificates of the Issuers Regarding Corporate Matters. An Officer's Certificate of each of the Issuers (A) evidencing the authorization by Resolution of the execution, authentication, and (with respect to the Issuer only) delivery of the securities applied for by it and specifying the Stated Maturity, principal amount, and Interest Rate of the Refinancing Notes to be delivered and authenticated as set forth in Section 1(a) hereto; and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance, and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.
(v)
Officers' Certificates of Issuers Regarding this Supplemental Indenture. An Officer's Certificate of each of the Issuers stating that, to the best of the signing Officer's knowledge, (A) all conditions precedent provided in the Indenture and this Supplemental Indenture relating to the issuance, authentication and delivery of the Refinancing Notes have been complied with; (B) such Applicable Issuer is not in default under the Indenture and that the issuance of the Refinancing Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; and (C) all expenses due or accrued with respect to the offering of such securities or relating to actions taken on or in connection with the issuance of the Refinancing Notes have been paid or reserves therefor have been made. The Officer's Certificate of the Issuer shall also state that all of its representations and warranties contained in this Supplemental Indenture are true and correct as of the Refinancing Date.
(d)
On the Refinancing Date, the Trustee, as custodian of the Global Notes, shall cause all Global Notes representing the Redeemed Notes that are held by the Trustee on behalf of Cede & Co. to be surrendered and shall cause the Redeemed Notes to be cancelled in accordance with Section 2.10 of the Indenture.
Section 2.
Amendments to the Indenture. As of the date hereof, the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Indenture attached as Appendix A hereto.
Section 3.
Consent.

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(e)
Each Holder or beneficial owner of Refinancing Notes, by its acquisition thereof on the Refinancing Date, shall be deemed to agree to (i) the terms of the Indenture, as supplemented by this Supplemental Indenture, and the execution by the Issuers and the Trustee hereof, (ii) the modifications to the Collateral Management Agreement on the Refinancing Date and (iii) the modifications to the Fiscal Agency Agreement on the Refinancing Date.
(f)
Written consents have been obtained from a Majority of the Preferred Shares to (i) this Supplemental Indenture, (ii) the modifications to the Collateral Management Agreement on the Refinancing Date, (iii) the modifications to the Fiscal Agency Agreement on the Refinancing Date and (iv) the issuance of additional Preferred Shares on the Refinancing Date.
Section 4.
Indenture to Remain in Effect.
(g)
Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms. Upon issuance of the Refinancing Notes, authentication of the Refinancing Notes and redemption in full of the Redeemed Notes, all references in the Indenture to any Class of Redeemed Notes shall apply mutatis mutandis to the corresponding Class of the Refinancing Notes. All references in the Indenture to the Indenture or to "this Indenture" shall apply mutatis mutandis to the Indenture as modified by this Supplemental Indenture. The Trustee shall be entitled to all rights, protections, immunities and indemnities set forth in the Indenture as fully as if set forth in this Supplemental Indenture.
(h)
For the avoidance of doubt, the changes set forth in Appendix A hereto shall supersede any terms or provisions of the Indenture that are inconsistent with such changes.
Section 5.
Miscellaneous.
(i)
THIS Supplemental Indenture SHALL BE CONSTRUED IN ACCORDANCE WITH, AND any matters arising out of or relating in any way whatsoever to this Supplemental Indenture (whether in contract, tort or otherwise) shall be GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
(j)
This Supplemental Indenture (and each amendment, modification and waiver in respect of it) and the Refinancing Notes may be executed and delivered in counterparts (including by electronic transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any "electronic signature" as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart signature page

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of this Supplemental Indenture by e-mail (PDF) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.
(k)
Notwithstanding any other provision of this Supplemental Indenture, the obligations of the Applicable Issuers under the Refinancing Notes and the Indenture as supplemented by this Supplemental Indenture are limited recourse obligations of the Applicable Issuers payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture as supplemented by this Supplemental Indenture, all obligations of and any claims against the Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, partner, employee, shareholder or incorporator of either of the Issuers, the Collateral Manager or their respective successors or assigns for any amounts payable under the Refinancing Notes or (except as otherwise provided herein) the Indenture as supplemented by this Supplemental Indenture. It is understood that the foregoing provisions of this Section 5(c) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Refinancing Notes or secured by the Indenture as supplemented by this Supplemental Indenture until the assets constituting the Assets have been realized. It is further understood that the foregoing provisions of this Section 5(c) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Refinancing Notes or the Indenture as supplemented by this Supplemental Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.
(l)
Notwithstanding any other provision of the Indenture as supplemented by this Supplemental Indenture, neither the Trustee nor the Holders or beneficial owners of the Refinancing Notes may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or State bankruptcy or similar laws. Nothing in this Section 5(d) shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or Co-Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or Co-Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.
(m)
The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of each of the Issuers and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

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(n)
The Issuers represent and warrant to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by each of the Issuers and constitutes their respective legal, valid and binding obligation, enforceable against each of the Issuers in accordance with its terms.
(o)
This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(p)
The Issuer hereby directs the Trustee to execute this Supplemental Indenture and acknowledges and agrees that the Trustee will be fully protected in relying upon the foregoing direction.

[Remainder of the Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Indenture as of the date first written above.

EXECUTED AS A DEED BY

OWL ROCK CLO II, LTD., as Issuer

By: ____________________________________
Name:
Title:

In the presence of:

____________________________________

Witness:

Name:

Title:

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OWL ROCK CLO II, LLC, as Co-Issuer

By: ____________________________________
Name:
Title:

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STATE STREET BANK AND TRUST COMPANY,
as Trustee

By: ____________________________________
Name:
Title:

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Consented to by:

Owl Rock Capital Advisors LLC,
as Collateral Manager

By:____________________________________
Name:
Title:

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APPENDIX A

[Attached]

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